Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-203216

PROSPECTUS SUPPLEMENT
To Prospectus dated April 9, 2015

$15,000,000

Convertible Notes

Shares of Common Stock Issuable Upon Conversion or Repayment of the Notes

We are offering directly to the investor up to $15.0 million in aggregate principal amount of convertible notes (the “Notes”). This prospectus supplement also relates to the offering of the shares of common stock issuable upon conversion or repayment of the Notes.

The Notes will be payable in monthly installments and, unless earlier converted or redeemed, will mature approximately 18 months after their respective issuance. At each monthly installment, the Notes may be repaid, at our option, in either cash or shares of our common stock at a discount to the then-current market price, subject to a price floor.

The Notes will be issued and sold in two separate closings. $7.0 million of the Notes will be issued and sold at the initial closing, with the remaining $8.0 million of the Notes to be issued and sold at a second closing to occur on or prior to December 31, 2017, if the investor so elects at its option and in its sole discretion, subject to the satisfaction of certain closing conditions, including certain equity conditions.

The Notes will be our general unsecured obligations and will rank equally in right of payment with all of our future unsecured indebtedness, senior in right of payment to any of our future indebtedness that is expressly subordinated to the Notes, effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all indebtedness and other liabilities (including trade payables) of our current or future subsidiaries.

The Notes will be convertible from time to time, at the election of the holders thereof, into shares of our common stock at an initial conversion price of $1.90 per share. The conversion price will be subject to adjustment in some circumstances as described in this prospectus supplement. For a more complete description of the terms of the Notes, see “Description of Notes” beginning on page S-12 of this prospectus supplement.

The Notes will not be listed on any national securities exchange or quoted on any quotation system. Currently, there is no established trading market for the Notes. Our common stock is traded on The NASDAQ Stock Market under the symbol “AMRS.” The last reported sale price of our common stock on April 13, 2017 was $0.68 per share.

We expect to deliver the Notes issued at the initial closing on or about April 17, 2017.

Investing in these securities involves a high degree of risk. Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-7 of this prospectus supplement, page 8 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 17, 2017.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus dated April 9, 2015 that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under the shelf registration process, from time to time, we may sell any of the securities described in the accompanying prospectus in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities and other information you should know before investing in our securities. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find Additional Information” of this prospectus supplement before investing in our securities.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents we have incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we might provide you. We have not authorized anyone to provide you with different information. We are not making an offer of shares of our common stock in any state or other jurisdiction where the offer or sale is not permitted. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus, as well as the information we have previously filed with the SEC that is incorporated by reference herein and therein, is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since such date. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “the Company,” “we,” “us,” “our,” “AMRS” and “Amyris” refer to Amyris, Inc., a Delaware corporation, and its consolidated subsidiaries.

Amyris®, the Amyris logo, Biofene®, Neossance® and No Compromise® are trademarks or registered trademarks of Amyris, Inc. This prospectus supplement and the accompanying prospectus also contain trademarks and trade names of other business that are the property of their respective holders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements can often be identified by our use of the future tense, or by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “continue” and other similar words and phrases. Investors are cautioned that such forward-looking statements are only predictions, which may differ materially from actual results or future events. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved.

The factors and assumptions that could cause our actual results to differ, perhaps materially, from those in the forward-looking statements are described in this prospectus supplement, the accompanying prospectus and in our filings with the SEC incorporated by reference herein under the caption “Risk Factors.” The occurrence of any of these risks and uncertainties may cause our actual results to differ materially from those anticipated in our forward-looking statements, which could have a material adverse effect on our business, results of operations and financial condition.

These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus.

All forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are based on information available to us as of the date of this prospectus supplement, the accompanying prospectus or such documents incorporated by reference, respectively. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

All forward-looking statements are further qualified by and should be read in conjunction with the risks described or referred to under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, page 8 of the accompanying prospectus and contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and the accompanying prospectus, our consolidated financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our securities.

Overview

We are a leading integrated industrial biotechnology company applying our technology platform to engineer, manufacture and sell high performance, low cost products into a variety of consumer and industrial markets, including cosmetics, flavors & fragrances (or F&F), solvents and cleaners, polymers, lubricants, healthcare products and fuels, and we are seeking to apply our technology to the development of pharmaceutical products. Our proven technology platform allows us to rapidly engineer microbes and use them as living factories to metabolize renewable, plant-sourced sugars into large volume, high-value hydrocarbon molecules. Using yeast as these living factories, our industrial fermentation process replaces existing complex and expensive chemical manufacturing processes. We believe industrial synthetic biology represents a third industrial revolution, bringing together biology and engineering to generate new, more sustainable materials to meet the growing global demand for bio-based replacements for petroleum, animal- or plant-derived chemicals. We continue to work to build demand for our current portfolio of products through a network of distributors and through direct sales, and are engaged in collaborations across a variety of markets, including personal care, performance chemicals and industrials, to drive additional product sales and partnership opportunities.

Background

Amyris was founded in 2003 in the San Francisco Bay Area by a group of scientists from the University of California, Berkeley. Our first major milestone came in 2005 when, through a grant from the Bill & Melinda Gates Foundation, we developed technology capable of creating microbial strains that produce artemisinic acid — a precursor of artemisinin, an effective anti-malarial drug. In 2008, we granted royalty-free licenses to allow Sanofi-Aventis (or Sanofi) to produce artemisinic acid using our technology. Since 2013, Sanofi has been distributing millions of artemisinin-based anti-malarial treatments incorporating this artemisinic acid. Building on our success with artemisinic acid, in 2007 we began applying our technology platform to develop, manufacture and sell sustainable alternatives to a broad range of materials.

We focused our initial development efforts primarily on the production of Biofene®, our brand of renewable farnesene, a long-chain, branched hydrocarbon molecule that we manufacture through fermentation using engineered microbes. Using farnesene as a first commercial building block molecule, we have developed a wide range of renewable products for our various target markets, including cosmetics, F&F, healthcare products and fuels, and we are pursuing opportunities for the application of our technology in the pharmaceuticals market. Our technology platform allows us to rapidly develop microbial strains to produce other target molecules, and, in 2014, we began manufacturing additional molecules for the F&F industry.

Our Platform

Amyris’ proprietary microbial engineering and screening technologies have industrialized bioengineering of microbes, and most of our efforts to date have been focused on engineering yeast. Our platform provides predictable and efficient “living factories” that allow us to convert plant-sourced sugars, primarily sugarcane syrup, through fermentation, into high-value hydrocarbon molecules instead of low-value alcohol. We are able to use a wide variety of feedstocks for production, but have focused on accessing Brazilian sugarcane for our large-scale production because of its renewability, low cost and relative price stability. We have also successfully used other feedstocks such as sugar beets, corn dextrose, sweet sorghum and cellulosic sugars at various manufacturing facilities.

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We are currently producing four molecules at our industrial fermentation plant: artemisinic acid, farnesene and two fragrance molecules. We and our partners develop products from these molecules for several target markets, including cosmetics, F&F, solvents, polymers, industrials and healthcare products, and we are pursuing arrangements with a number of drug companies for their use of our molecules to develop pharmaceutical products. We are engaged in collaborations with multiple companies that are leaders within their respective markets, including affiliates of Total S.A., the international energy company, and worldwide leaders in specialty chemicals, consumer care, F&F, food ingredients and health, and who sell our ingredients to hundreds of brands that serve millions of consumers.

Strategy and Business Model

Our mission is to apply inspired science to deliver sustainable solutions for a growing world. We seek to become the world’s leading provider of renewable, high-performance alternatives to non-renewable products. In the past, choosing a renewable product often required producers to compromise on performance or price. With our technology, leading consumer brands can develop products made from renewable sources that offer equivalent or better performance and stable supply with competitive pricing. We call this our No Compromise® value proposition. We aim to improve the world one molecule at a time by providing the best alternatives to non-renewable products.

We have developed and are operating our company under a business model that generates cash from both collaborations and from product sales. We believe this combination will enable us to realize our vision of becoming the world’s leading renewable products company.

Corporate Information

We organized our business in July 2003 as a California corporation under the name Amyris Biotechnologies, Inc. and reincorporated in Delaware in June 2010 and changed our name to Amyris, Inc. Our corporate headquarters are located at 5885 Hollis Street, Suite 100, Emeryville, California 94608, and our telephone number is (510) 450-0761. Our website address is www.amyris.com. The information contained in or accessible through our website or contained on other websites is not a part of, and not incorporated into, this prospectus supplement or the accompanying prospectus.

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THE OFFERING

Convertible notes offered by us

Up to $15.0 million aggregate principal amount of convertible notes (the “Notes”).

This prospectus supplement also relates to the offering of the shares of common stock issuable upon conversion or repayment of the Notes.

Maturity date	The Notes will mature on or about the 18-month anniversary of their respective issuance, unless earlier converted or redeemed.
Repayment

The Notes will be payable in monthly installments. At each monthly installment, the Notes may be repaid, at our option, in either cash or shares of our common stock at a discount to the then-current market price, subject to a price floor. See “Description of Notes” beginning on page S-12 of this prospectus supplement.

Separate Closings

The Notes will be issued and sold in two separate closings. At the initial closing, which we expect to occur on or about April 17, 2017, the Company will issue and sell a Note to the investor in a principal amount of $7.0 million. If the investor so elects at its option and in its sole discretion, the second closing will occur on or prior to December 31, 2017, subject to the satisfaction of certain closing conditions, including certain equity conditions, at which time the Company will issue and sell an additional Note to the investor in a principal amount of $8.0 million.

Conversion rights

The Notes will be convertible from time to time, at the election of the holders thereof, into shares of our common stock at an initial conversion price of $1.90 per share. The conversion price will be subject to adjustment in some circumstances as described in this prospectus supplement. See “Description of Notes” beginning on page S-12 of this prospectus supplement.

Ranking

The Notes will be our general unsecured obligations and will rank equally in right of payment with all of our future unsecured indebtedness, senior in right of payment to any of our future indebtedness that is expressly subordinated to the Notes, effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all indebtedness and other liabilities (including trade payables) of our current or future subsidiaries.

Fundamental Transactions

In the event of a transaction involving a change of control at any time prior to the maturity date of the Notes, the holders of the Notes will have the right to require us to redeem all or any portion of their Notes in cash at a price equal to the greater of (i) 118% of the amount being redeemed and (ii) the intrinsic value of the shares of common stock issuable upon an installment payment of the amount being redeemed in shares. See “Description of Notes” beginning on page S-12 of this prospectus supplement.

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Optional redemption	We may redeem the Notes for cash, in whole, at any time, or in part, from time to time, at a redemption price equal to 118% of the principal amount of the Notes to be redeemed.
Absence of public market for the Notes

The Notes are a new issue of securities and there is currently no established trading market for the Notes. In addition, we do not intend to apply for a listing of the Notes on any securities exchange or for their inclusion in any automated dealer quotation system. Accordingly, we cannot assure you as to the development or liquidity of any market for the Notes.

Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting estimated offering expenses payable by us, will be approximately $14.9 million. We intend to use the net proceeds from this offering to fund working capital and for other general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

NASDAQ Stock Market symbol	AMRS
Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our securities.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should read and consider carefully the matters described below, those in the accompanying prospectus beginning on page 8, and those under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report Form 10-Q filed with the SEC, as updated by our subsequent filings under the Securities Exchange Act of 1934, which information is incorporated by reference in this prospectus supplement, and the additional risks and other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Risks Relating to this Offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds from this offering to fund working capital and for other general corporate purposes. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.

There is currently no established trading market for the Notes and we do not expect that one will develop.

The Notes are a new issue of securities for which there currently is no established trading market. In addition, we do not intend to apply for listing of the Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system, and we do not intend to make a market in the Notes and do not expect that one will develop. As a result, we cannot assure you that an active trading market will develop for the Notes. If an active trading market does not develop or is not maintained, the liquidity of the Notes may be adversely affected. In that case, you may not be able to sell your Notes at a particular time, or you may not be able to sell your Notes at a favorable price.

The Notes are unsecured, are effectively subordinated to all of our secured indebtedness and are structurally subordinated to all liabilities (including trade payables) of our subsidiaries.

The Notes are unsecured, are effectively subordinated to all of our current or future secured indebtedness to the extent of the value of the assets securing such indebtedness, and are structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables. The Notes will rank equally with all our future general unsecured obligations, and senior to all of our future debt that is expressly subordinated to the Notes. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior in right of payment to the Notes will be available to pay obligations on the Notes only after the secured debt has been repaid in full from these assets, and the assets of our subsidiaries will be available to pay obligations on the Notes only after all claims senior to the Notes, which includes all liabilities of such subsidiary, including trade payables, have been repaid in full. In such event, there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding.

You will experience immediate and substantial dilution upon conversion of your Notes.

The initial conversion price of the Notes exceeds the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 7,894,736 shares of our common stock are issued upon conversion of the Notes at the initial conversion price of $1.90 per share, holders of the Notes will experience immediate dilution of $2.46 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2016, after giving effect to this offering and the conversion of the Notes, and the initial conversion price. The exercise of outstanding stock options and warrants, the vesting of outstanding restricted stock units and the conversion of other outstanding convertible promissory notes will result in further dilution of your investment. See the section entitled “Dilution” on page S-10 of this prospectus supplement for a more detailed illustration of the dilution you would incur if you convert your Notes. In addition, you may experience further dilution upon the Company’s election to repay the Notes in shares of common stock. See “Description of Notes.”

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You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the conversion price of the Notes offered hereby. We may sell shares or other securities in any other offering at a price per share that is less than the conversion price of the Notes offered hereby, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the conversion price of the Notes offered hereby.

The sale or availability for sale of shares issuable upon conversion or repayment of the Notes may depress the price of our common stock and encourage short sales by third parties, which could further depress the price of our common stock.

To the extent that the purchaser of the Notes sells shares issued upon conversion or repayment of the Notes, the market price of our shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of shares upon conversion or repayment of the Notes may cause stockholders to sell their shares, which could further contribute to any decline in the price of our common stock. Any downward pressure on the price of our common stock caused by the sale or potential sale of shares issuable upon conversion or repayment of the Notes could encourage short sales by third parties. In a short sale, a prospective seller borrows shares from a stockholder or broker and sells the borrowed shares. The prospective seller hopes that the share price will decline, at which time the seller can purchase shares at a lower price for delivery back to the lender. The seller profits when the share price declines because it is purchasing shares at a price lower than the sale price of the borrowed shares. Such sales could place downward pressure on the price of our common stock by increasing the number of shares being sold, which could further contribute to any decline in the market price of our common stock.

Holders of the Notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

Holders of the Notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of the Notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our amended and restated certificate of incorporation requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring shares of our common stock as a result of conversion of such holder’s Notes or the repayment of such Notes in the form of common stock, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

If the investor does not elect to purchase the additional $8.0 million Note, or if we are unable to satisfy the conditions to consummate the second closing, we will not receive more than half the amount of proceeds of this offering.

The Notes will be issued and sold in two separate closings. At the initial closing, which we expect to occur on or about April 17, 2017, the Company will issue and sell a Note to the investor in a principal amount of $7.0 million. If the investor so elects at its option and in its sole discretion, the second closing will occur on or prior to December 31, 2017, subject to the satisfaction of certain closing conditions, including certain equity conditions, at which time the Company will issue and sell an additional Note to the investor in a principal amount of $8.0 million. If the investor does not elect in its sole discretion to purchase the additional Note in a principal amount of $8.0 million, or if we are unable to satisfy the conditions to consummate the second closing, we will not receive the $8.0 million in proceeds to be paid by the investor at the second closing, which is more than half the amount of proceeds of this offering.

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USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities offered hereby will be approximately $6.9 million at the initial closing, after deducting certain expenses of the investor that we have agreed to reimburse, up to $35,000, and our other estimated offering expenses. As described under “Description of Notes” below, if the investor so elects at its option and in its sole discretion, we have agreed to sell, subject to the satisfaction of certain closing conditions, including certain equity conditions, an additional $8.0 million of Notes in a second closing to occur on or prior to December 31, 2017. We estimate that the net proceeds to us from the sale of the securities to be sold at the second closing will be approximately $8.0 million. We intend to use the net proceeds from this offering to fund working capital and for other general corporate purposes.

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DILUTION

If you convert your Note into shares of our common stock, your interest will be diluted to the extent of the difference between the conversion price per share at which you convert your Note in this offering and the net tangible book value per share of our common stock immediately after such conversion. The net tangible book value of our common stock at September 30, 2016 was approximately $(162.5) million, or approximately $(0.64) per share of common stock based upon 253,364,428 shares outstanding at September 30, 2016. Our historical net tangible book value per share is calculated by subtracting our total liabilities, goodwill and intangible assets from our total assets and dividing this amount by the number of shares of our common stock outstanding on September 30, 2016.

After giving effect to the offering of the Note and the issuance of 7,894,736 shares of our common stock upon conversion of the Note at the initial conversion price of $1.90 per share, our net tangible book value at September 30, 2016 would have been $(147.6) million, or $(0.56) per share of common stock. This represents an immediate increase in net tangible book value of $0.08 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.46 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis:

Initial Conversion Price		$1.90
Historical net tangible book value per share at September 30, 2016	$(0.64)
Increase in net tangible book value per share attributable to new investors in this offering	0.08
Pro forma net tangible book value per share at September 30, 2016, after giving effect to this offering and the conversion of the Note		(0.56)
Dilution per share to new investors in this offering		$2.46

The above discussion and table are based on 253,364,428 shares outstanding at September 30, 2016, and exclude as of such date:

•	29,322,915 shares of our common stock reserved for issuance under our equity incentive plans, of which there are outstanding (i) stock options to purchase 13,800,918 shares with a weighted-average exercise price of $3.62 per share, and (ii) restricted stock units with respect to 7,474,555 shares;

•	14,663,411 shares of our common stock issuable upon the exercise of outstanding warrants having a weighted-average exercise price of $0.18 per share; and

•	67,223,089 shares of our common stock issuable upon conversion of our outstanding convertible promissory notes, subject to anti-dilution, make-whole and other adjustments.

To the extent that outstanding stock options, restricted stock units, and warrants vest or are exercised, or outstanding convertible promissory notes are converted into our common stock, there will be further dilution to new investors. In addition, you may experience further dilution upon the Company’s election to repay the Note in shares of common stock. See “Description of Note.” We may also choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated ($ in thousands):

	Nine Months ended September 30,	Year ended December 31,
	2016	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)	-	-	1.19	-	-	-
Surplus (deficiency) of earnings to fixed charges	$(50,444)	$(91,376)	$5,729	$(235,921)	$(204,713)	$(178,317)

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(1)	Earnings for the nine months ended September 30, 2016 and the years ended December 31, 2015, 2013, 2012 and 2011 were insufficient to cover fixed charges of $26,281, $80,207, $10,707, $7,114 and $3,143, respectively, for such periods. Earnings for the year ended December 31, 2014 were sufficient to cover fixed charges of $30,735.

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DESCRIPTION OF NOTES

Pursuant to the terms of a securities purchase agreement (the “Securities Purchase Agreement’) between us and the investor (the “Purchaser”), we will issue and sell to the Purchaser up to $15.0 million aggregate principal amount of convertible notes (the “Notes”) that are convertible into shares of our common stock at an initial conversion price equal to $1.90 per share (subject to adjustment in the event of any stock split, reverse stock split, recapitalization, reorganization or similar transaction).

The Notes will be issued and sold in two separate closings. The initial closing will occur on or about April 17, 2017. At the initial closing, we will issue and sell a Note in a principal amount of $7.0 million to the Purchaser. If the Purchaser so elects at its option and in its sole discretion, the second closing will occur on or prior to December 31, 2017, subject to the satisfaction of certain closing conditions, including certain equity conditions. At the second closing, we will issue and sell a Note in a principal amount of $8.0 million to the Purchaser. Our net proceeds from the sale of the Notes, after deducting estimated offering expenses payable by us, are expected to be approximately $14.9 million. See “Use of Proceeds.”

The following description is a summary of the material provisions of the Notes and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the Notes. We urge you to read the Notes because they, and not this description, define your rights as a holder of the Notes.

For purposes of this “Description of Notes” section, references to “the Company,” “we,” “us” and “our” refer only to Amyris, Inc. and not to its subsidiaries, unless the context requires otherwise.

Ranking

The Notes will be our general unsecured obligation and will:

•	rank equally in right of payment with all of our future unsecured indebtedness;

•	be senior in right of payment to any of our future indebtedness that is expressly subordinated to the Notes;

•	be effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be structurally junior to all indebtedness and other liabilities (including trade payables) of our current or future subsidiaries.

Maturity Date

Unless earlier converted or redeemed, each Note will mature on or about the 18-month anniversary of the issuance of such Note (the “Maturity Date”), subject to the right of any holder to extend the Maturity Date (i) if an event of default under such Note has occurred and is continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under such Note, (ii) for a period of 20 business days after the consummation of a fundamental transaction if certain events occur and (iii) if conversion of such Note is prevented or limited by the Share Issuance Limitations (as defined below), until such conversion is no longer prevented or limited.

Amortization Payments

We have agreed make monthly amortization payments with respect to each Note on specified dates (each, an “Installment Date”) in shares of our common stock, subject to the satisfaction of certain equity conditions and subject to the Share Issuance Limitations (as defined below), or at our option, in cash. Each such amortization payment (each, an “Installment Amount”) shall consist of the sum of (x) a pro rata amount of the principal amount of such Note based on the number of Installment Dates under such Note through and including the Maturity Date and (y) any prior unconverted Installment Conversion Amount (as defined below) added to such Installment Amount, as described below, taking into account any previous conversion, redemption or Acceleration (as defined below) of such Note, as described below.

We are required to deliver a notice to the holders of the Notes setting forth whether we will pay all or any portion of the applicable Installment Amount in cash or shares of common stock (an “Installment Notice”), and what portion, if any, of such Installment Amount will be paid in shares of common stock (the “Installment Conversion Amount”) and what portion will be paid in cash (the “Installment Redemption Amount”), no later than five trading days prior to the applicable Installment Date.

S-12

Payment in Cash. If we elect to pay all or any portion of an Installment Amount in cash, on the applicable Installment Date we must pay to the holders of the Notes an amount equal to 118% of such Installment Redemption Amount.

Payment in Common Stock. If we elect to pay all or any portion of an Installment Amount in shares of common stock, on the applicable Installment Date we must deliver to the holders of the Notes a number of shares of common stock (the “Initial Installment Shares”) equal to 125% of the quotient of (x) the Installment Conversion Amount divided by (y) 90% of the lower of (i) the daily volume-weighted average price per share (“VWAP”) of our common stock on the trading day immediately preceding such Installment Date and (ii) the arithmetic average of the VWAP of our common stock for the four trading days with the lowest VWAP of our common stock during the seven consecutive trading day period ending on and including the trading day immediately preceding such Installment Date (the lower of (i) and (ii), the “Initial Installment Share Price”), subject to the Price Floor (as defined below), if applicable.

Thereafter, at any time and from time to time during the period commencing on the applicable Installment Date and ending on the trading day immediately preceding the next Installment Date (an “Installment Period”), the holders of the Notes shall have the right, upon written notice to us, to convert all or any portion of the applicable Installment Conversion Amount into shares of common stock during the applicable Installment Period (an “Installment Conversion”). The number of shares issuable with respect to any Installment Conversion (collectively, the “Installment Shares”) shall be equal to the quotient of (x) the applicable portion of the Installment Conversion Amount being converted divided by (y) 90% of the lower of (i) the VWAP of our common stock on the trading day immediately preceding the date of conversion and (ii) the arithmetic average of the VWAP of our common stock for the four trading days with the lowest VWAP of our common stock during the seven consecutive trading day period ending on and including the trading day immediately preceding the date of conversion (the lower of clause (i) and (ii), the “Installment Share Price”), subject to a price floor of $1.00 (the “Price Floor”); provided, that if the arithmetic average of the VWAP of our common stock for the five trading days immediately preceding the Installment Date is less than $1.00, the Price Floor for any Installment Conversion during such Installment Period shall be the lesser of (x) 80% of the arithmetic average of the VWAP of our common stock for the five trading days immediately preceding the Installment Date and (y) such price deemed appropriate by our Board of Directors and notified to the Investor in writing, subject to an absolute price floor of $0.10. If the holder does not exercise its conversion right with respect to all or any portion of the Installment Conversion Amount for any Installment Period, such non-converted Installment Conversion Amount shall be added to the next Installment Amount.

On the second trading day following the last trading day of the applicable Installment Period, we must deliver to the holders a number of shares of common stock, if any, equal to (a) the number of Installment Shares issuable with respect to such Installment Period minus (b) the number of Initial Installment Shares previously issued with respect to such Installment Period.

If the number of Initial Installment Shares issued with respect to any Installment Conversion Amount is greater than the number of Installment Shares issuable with respect to such Installment Conversion Amount, then such excess shares shall be credited to the next Installment Amount that we elect to pay in shares of common stock.

Acceleration of Notes

In the event that we elect to pay all or any portion of any Installment Amount in shares of common stock, the holders of the Notes shall have the right, upon written notice to us, to require us to repay in common stock, during the applicable Installment Period at the applicable Installment Share Price (subject to the Price Floor, if applicable), an amount of the Notes not to exceed 50% of the cumulative sum of the aggregate amounts by which the dollar-weighted trading volume of our common stock for all Trading Days during such Installment Period exceeds $200,000 (an “Acceleration”).

Events of Default

The Notes contain standard and customary events of default including but not limited to: (i) failure to provide shares of common stock upon conversion of a Note; (ii) failure to make payments when due under the Notes; and (iii) bankruptcy or insolvency of the Company.  If an event of default occurs, the holders of the Notes may require us to redeem all or any portion of the Notes in cash at a price equal to the greater of (i) 118% of the amount being redeemed and (ii) the intrinsic value of the shares of common stock issuable upon an Installment Conversion of the amount being redeemed.

S-13

Fundamental Transactions

The Notes prohibit us from entering into specified transactions involving a change of control, unless the successor entity assumes in writing all of our obligations under the Notes under a written agreement. In the event of a transaction involving a change of control at any time prior to the Maturity Date, the holders of the Notes will have the right to require us to redeem all or any portion of its Note in cash at a price equal to the greater of (i) 118% of the amount being redeemed and (ii) the intrinsic value of the shares of common stock issuable upon an Installment Conversion of the amount being redeemed.

Optional Redemption

We may redeem the Notes for cash, in whole, at any time, or in part, from time to time, at a redemption price equal to 118% of the principal amount of the Notes to be redeemed.

Conversion and Conversion Price Adjustments

The Notes will be convertible into shares of our common stock from time to time, at the election of the holders, at an initial conversion price of $1.90 per share, subject to the Share Issuance Limitations (as defined below). The conversion price of the Notes shall be subject to adjustment in the event of any stock split, reverse stock split, recapitalization, reorganization or similar transaction.

Application of Payments

Any conversion or redemption of the Notes shall be applied to future Installment Amounts in reverse order starting from the final Installment Amount to be paid on the final Installment Date. With respect to any Acceleration, a pro rata amount of the amount converted pursuant to such Acceleration shall be deducted from each of the remaining Installment Amounts.

Limitations on Issuance

A holder will not have the right to convert any portion of a Note, and we will not have the option to pay any Installment Amount in shares of common stock to such holder, if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion or payment, as applicable, as such percentage ownership is determined in accordance with the terms of the Notes (the “Beneficial Ownership Limitation”). Any holder may increase or decrease such percentage to any other percentage upon written notice to us, provided that in no event shall such percentage be increased above 9.99%, and provided further that any increase of such percentage will not be effective until 61 days after such holder provides us notice of such increase.

In addition, the holders will not have the right to convert any portion of a Note, and we will not have the option to pay any Installment Amount in shares of common stock, if after giving effect to such conversion or payment, as applicable, the aggregate number of shares issued with respect to the Notes (and any other transaction aggregated for such purpose) would exceed 54,676,770 shares of our common stock (the “Exchange Cap” and, together with the Beneficial Ownership Limitation, the “Share Issuance Limitations”). In the event that we are prohibited from issuing any shares of common stock under the Notes as a result of the Exchange Cap, we will pay cash in lieu of any shares that would otherwise be deliverable in excess of the Exchange Cap.

S-14

Common Stock Sale Restriction

For as long as they hold Notes or shares of common stock issued under the Notes, the holders may not sell any shares of common stock at a price less than $1.05 per share; provided, that with respect to any shares of common stock issued under the Notes at a price less than $1.00, the holders may sell such shares at a price not less than the Price Floor applicable to the Installment Period with respect to which such shares were issued.

S-15

PLAN OF DISTRIBUTION

We have agreed to sell directly to the investor all of the securities offered by this prospectus supplement. No underwriters or agents were engaged by us for this transaction. We estimate that the total expenses of this offering that will be paid by us will be approximately $100,000, including up to $35,000 of expenses of the investor that we have agreed to reimburse.  We have entered into a securities purchase agreement directly with the investor in connection with this offering.  The securities purchase agreement contains customary representations, warranties and covenants for transactions of this type. The securities purchase agreement also provides the investor with a right of first refusal with respect to any variable rate transaction, subject to certain exceptions, on the same terms and conditions as are offered to a third-party purchaser for as long as the investor holds any Notes or shares of the Company’s common stock underlying the Notes. In addition, pursuant to the securities purchase agreement, in the event that the aggregate number of shares of our common stock issuable with respect to the Notes (and any other transaction aggregated for such purpose) would equal or exceed 49,233,710 of shares of common stock, we will be required to take all actions necessary for, and use our reasonable best efforts to solicit and obtain, stockholder approval for the issuance of shares of common stock in excess of the Exchange Cap (as defined above in “Description of Notes”). These representations, warranties and covenants were made solely for purposes of the securities purchase agreement and should not be relied upon by any of our investors who are not parties to the agreement, nor should any such investor rely upon any descriptions thereof as characterizations of the actual state of facts or condition. Such investors are not third party beneficiaries under the securities purchase agreement.

The purchase and sale under the securities purchase agreement of the securities offered hereby are registered pursuant to our shelf registration statement on Form S-3 (File No. 333-203216), as to which this prospectus supplement relates.

A copy of the securities purchase agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” on page S-17 of this prospectus supplement.

S-16

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by our counsel, Fenwick & West LLP, Mountain View, California.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Amyris, Inc. (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated herein by reference to Amyris, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited financial statements of Novvi LLC for the years ended December 31, 2013 and 2014, incorporated herein by reference to Amyris, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of Pannell Kerr Forster of Texas, P.C., an independent auditor, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the filing requirements of the Exchange Act.  Therefore, we file periodic reports, proxy statements and other information with the SEC.  Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the SEC.  Information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. We hereby incorporate by reference the following information or documents into this prospectus supplement and the accompanying prospectus:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 30, 2016 (including the information incorporated therein from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 15, 2016);

(2)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 10, 2016, August 9, 2016 and November 9, 2016, respectively;

(3)	Our Current Reports on Form 8-K filed with the SEC on February 19, 2016, March 1, 2016, March 9, 2016, March 24, 2016, April 8, 2016, April 11, 2016, May 10, 2016, May 13, 2016, May 18, 2016, May 31, 2016, June 20, 2016, June 29, 2016, September 9, 2016, October 6, 2016, October 12, 2016, October 19, 2016, October 27, 2016, November 1, 2016, November 2, 2016, November 4, 2016, November 16, 2016, November 18, 2016, December 2, 2016, December 9, 2016, December 16, 2016, December 23, 2016, December 29, 2016, January 5, 2017, January 6, 2017, January 13, 2017, January 18, 2017, March 3, 2017, March 10, 2017 and March 17, 2017;

S-17

(4)	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 24, 2010, including any amendment or report filed for the purpose of updating such description; and

(5)	All documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities offered hereby will be incorporated by reference and be a part of this prospectus supplement from their respective filing dates.

Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

You may request a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost, by writing or telephoning:

Amyris, Inc.

5885 Hollis Street, Suite 100
Emeryville, California 94608
(510) 450-0761
Attention: Corporate Secretary

S-18

PROSPECTUS

AMYRIS, INC.

$200,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

The securities covered by this prospectus may include shares of our common stock; shares of preferred stock; warrants to purchase shares of our common stock, preferred stock and/or debt securities; debt securities consisting of debentures, notes or other evidences of indebtedness; or units consisting of any combination of such securities.  We may offer the securities from time to time in one or more series or issuances directly to our stockholders or purchasers, or through agents, underwriters or dealers as designated from time to time.

This prospectus provides a general description of the securities we may offer.  Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  Such a prospectus supplement may also add, update or change information contained in this prospectus.  This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.  We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time.  If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “AMRS.”  On April 8, 2015, the closing price of our common stock was $2.32.  None of the other securities we may offer are currently traded on any securities exchange.

Investing in our securities involves risks.  See “Risk Factors” commencing on page 2.  You should carefully read this prospectus, the documents incorporated herein, and the applicable prospectus supplement before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2015

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	4
PROSPECTUS SUMMARY	5
RISK FACTORS	8
FORWARD-LOOKING STATEMENTS	9
RATIO OF EARNINGS TO FIXED CHARGES	10
USE OF PROCEEDS	10
PLAN OF DISTRIBUTION	10
DESCRIPTION OF CAPITAL STOCK	13
WARRANTS	15
DESCRIPTION OF DEBT SECURITIES	17
LEGAL MATTERS	28
EXPERTS	28
WHERE YOU CAN FIND MORE INFORMATION	28
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	28

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf registration process, from time to time, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of such offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under “Where You Can Find More Information” below.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement.  This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus and any accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, “AMRS,” “Amyris,” the “Company,” “we,” “us,” “our” and similar names refer to Amyris, Inc.

4

PROSPECTUS SUMMARY

This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Company Overview

Amyris has industrialized synthetic biology and is delivering renewable products globally into various markets ranging from consumer care to fuels. We believe industrial synthetic biology represents a third industrial revolution bringing together biology and engineering to generate new, more sustainable materials to meet the growing global demand. We have built a powerful technology platform, robust manufacturing capability, and a strong pipeline of ongoing collaborations with world-leading companies in a variety of industries. We are working to build demand for our current portfolio of products through a network of distributors and through direct sales in the cosmetics, flavors and fragrances, performance materials, and transportation fuels and lubricants markets. We are also engaged in collaborations across a variety of markets, including our current product markets and new markets, to drive additional product sales and partnership opportunities.

We were founded in 2003 in the San Francisco Bay Area by a group of scientists from the University of California, Berkeley. Our first major milestone came in 2005 when, through a grant from the Bill & Melinda Gates Foundation, we developed technology capable of creating microbial strains to produce artemisinic acid - a precursor of artemisinin, an effective anti-malarial drug. In 2008, we granted royalty-free licenses to allow Sanofi-Aventis (or Sanofi), to produce artemisinic acid using our technology. Since 2013, Sanofi has been distributing millions of artemisinin-based anti-malarial treatments incorporating this artemisinic acid. Building on our success with artemisinic acid, in 2007 we began applying our technology platform to develop, manufacture and sell sustainable alternatives to a broad range of materials.

We focused our initial development efforts primarily on the production of Biofene®, our brand of renewable farnesene, a long-chain, branched hydrocarbon molecule that we manufacture using engineered microbes in fermentation. Using farnesene as a first commercial building block molecule, we have developed a wide range of renewable products for our various target markets including cosmetics, pharmaceuticals, flavors and fragrances and fuels. Our technology platform allows us to rapidly develop microbial strains to produce other target molecules, and in 2014, we began manufacturing additional molecules for the flavors and fragrances industry.

Amyris' microbial engineering and screening technologies modify the way microorganisms process sugars in a fermentation process. We use our proprietary platform to design microbes, primarily yeast, to serve as living factories in established fermentation processes to convert plant-sourced sugars into high-value hydrocarbon molecules instead of low-value alcohol. The first two molecules we developed through this process were artemisinic acid and farnesene. In 2014, we began production of a third molecule at industrial scale and development of various other molecules in our labs. We and our partners develop products from these hydrocarbon ingredients for several target markets, including cosmetics, flavors and fragrances, performance materials, transportation fuels and lubricants. Further, in connection with our partners we have commercialized products for the cosmetics and flavors and fragrances markets.

We are able to use a wide variety of feedstocks for production, but have focused on accessing Brazilian sugarcane for our large-scale production because of its renewability, low cost and relative price stability. We have also successfully used other feedstocks such as sugar beets, corn dextrose, sweet sorghum and cellulosic sugars at our various manufacturing facilities.

Our mission is to apply inspired science to deliver sustainable solutions for a growing world. We seek to become the world's leading provider of renewable, high-performance alternatives to non-renewable chemicals and fuels. In the past, choosing a renewable product often required producers to compromise on performance or price. With our technology, leading consumer brands can develop products made from renewable sources that offer equivalent or better performance and stable supply with competitive pricing. We call this our No Compromise® value proposition. We aim to improve the world one molecule at a time by providing consumers with the best alternatives.

5

We have developed and are operating our company under an innovative business model that generates cash from both collaborations and from product sales margins. We believe this combination will enable us to realize our vision of becoming the world’s leading renewable products company.

We were founded in 2003 and completed our initial public offering in 2010. As of January 31, 2015, we had 404 employees (including 245 in the United States and 159 in Brazil). Our corporate headquarters and pilot plant are located in Emeryville, California, and our Brazil headquarters and pilot plant are located in Campinas, Brazil. We have two operating subsidiaries, Amyris Brasil Ltda. (or Amyris Brasil) and Amyris Fuels LLC (or Amyris Fuels). Amyris Brasil oversees establishment and expansion of our production in Brazil. Amyris Fuels was originally established to help us develop fuel distribution capabilities in the United States by selling ethanol and reformulated ethanol-blended gasoline. In the third quarter of 2012, we transitioned out of the ethanol and ethanol-blended gasoline business, to focus our efforts on production and commercialization of renewable products.

Amyris, the Amyris logo, Biofene , Biossance, Dial-A-Blend, Diesel de Cana , Evoshield, µPharm, Myralene, Muck Daddy, Neossance and No Compromise are trademarks or registered trademarks of Amyris, Inc. This prospectus also contains trademarks and trade names of other business that are the property of their respective holders.

Our principal executive offices are located at 5885 Hollis Street, Suite 100, Emeryville, CA 94608 and our telephone number at that address is (510) 450-0761.

The Securities We May Offer

With this prospectus, we may offer shares of our common stock; shares of preferred stock; warrants to purchase shares of our common stock, preferred stock and/or debt securities; debt securities consisting of debentures, notes or other evidences of indebtedness; or units consisting of any combination of such securities. The aggregate offering price of securities that we offer with this prospectus will not exceed $200,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.0001 per share, in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. Our board of directors will determine the terms of the warrants.

Debt Securities

We may offer debt securities, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. Our board of directors will determine the terms of each series of debt securities being offered.

6

We may issue the debt securities under an indenture or indentures between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Units

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

7

RISK FACTORS

Investing in our securities involves a high degree of risk.  The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in such securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC, which is incorporated herein by reference, and may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future.

Additional risks and uncertainties beyond those set forth in our reports and not presently known to us or that we currently deem immaterial may also affect our operations.  Any risks and uncertainties, whether set forth in our reports or otherwise, could cause our business, financial condition, results of operations and future prospects to be materially and adversely harmed.  The trading price of our common stock could decline due to any of these risks and uncertainties, and, as a result, you may lose all or part of your investment.

8

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  These risks and uncertainties, including those discussed under the heading “Risk Factors” above, include the possibilities of delays or failures in development, production or commercialization of products, and in our reliance on third parties to achieve our goals.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding expected production capacities, volumes and costs; any statements regarding anticipated benefits of our products and expectations for commercial relationships; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  In addition,   the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings generally identify forward-looking statements.

Given these uncertainties, you should not place undue reliance on these forward-looking statements.  You should read this prospectus, any supplements to this prospectus and the documents that we reference in this prospectus with the understanding that our actual future results may be materially different from what we expect.

The forward-looking statements in this prospectus and in any prospectus supplement or other document we have filed with the SEC represent our views as of the date thereof.  We anticipate that subsequent events and developments will cause our views to change.  However, while we may elect to update these forward-looking statements at some point in the future or to conform these statements to actual results or revised expectations, we have no current intention of doing so except to the extent required by applicable law.  You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

9

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated (in thousands).

	Year Ended December 31,
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	—	—	—	—	1.19

Surplus/(deficiency) of earnings to fixed charges(1)	$(81,870)	$(178,317)	$(204,713)	$(235,921)	$5,729

_____________________

(1)	Earnings for the years ended December 31, 2013, 2012, 2011 and 2010 were insufficient to cover fixed charges of $10,707, $7,114, $3,143, and $2,543, respectively, for such periods. Earnings for the years ended December 31, 2014 were sufficient to cover fixed charges of $30,735.

USE OF PROCEEDS

We will have broad discretion in the way that we use the net proceeds of any offering under this prospectus.  Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, commercial expenditures, repayment of indebtedness, acquisitions of new technologies or businesses, and investments.  The amounts that we actually spend for the purposes described above may vary significantly and will depend, in part, on the timing and amount of our future revenues, our future expenses and any potential acquisitions that we may propose.  Additional information on the use of net proceeds from the sale of securities covered by this prospectus, including any specific plans for such proceeds, may be set forth in any prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods.  The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.  The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, including any managing underwriters, dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ or dealers’ compensation, and any commissions paid to agents;

•	any initial public offering price;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

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•	other facts material to the transaction.

Sales through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions.  Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.  The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals.  They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.  The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly.  In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time.  The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us.  Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement so indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the prospectus supplement.  The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of securities offered by us will be a new issue and will have no established trading market, other than our common stock, which is listed on the NASDAQ Global Select Market.   We may elect to list any offered securities on an exchange.  Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice.  Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended.  Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

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Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities.  These derivatives may consist of short sale transactions and other hedging activities.  The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities.  In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents.  The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.  The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

We will bear substantially all of the costs, expenses, and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

As of December 31, 2014, our authorized capital stock included 300,000,000 shares of common stock, par value $0.0001 per share.  A description of the material terms and provisions of our restated certificate of incorporation and restated bylaws affecting the rights of holders of our common stock is set forth below.  The description is intended as a summary, and is qualified in its entirety by reference to the form of our restated certificate of incorporation and the form of our restated bylaws to that are filed as exhibits to the registration statement relating to this prospectus.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends, and only then at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.  Our restated certificate of incorporation eliminates the right of stockholders to cumulate votes for the election of directors and establishes a classified Board of Directors, divided into three classes with staggered three-year terms.  Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing in office for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Registration Rights

Certain of our common stockholders and holders of our convertible securities exercisable for our common stock hold registration rights pursuant to (i) the Amended and Restated Investors’ Rights Agreement, dated June 21, 2010, by and between us and certain of our stockholders, as amended by Amendment No. 1 to Amended and Restated Investors’ Rights Agreement dated February 23, 2012, Amendment No. 2 to Amended and Restated Investors’ Rights Agreement dated December 24, 2012, Amendment No. 3 to Amended and Restated Investors’ Rights Agreement dated March 27, 2013, Amendment No. 4 to Amended and Restated Investors’ Rights Agreement dated October 16, 2013 and Amendment No. 5 to Amended and Restated Investors’ Rights Agreement dated December 24, 2013, by and between us and certain of our stockholders (as amended, the “IRA”), (ii) the Registration Rights Agreement dated February 27, 2012, by and between us and certain of our stockholders, (iii) the Registration Rights Agreement dated July 30, 2012 by and between the Company and Total Energies Nouvelles Activités USA (“Total”), (iv) the Amended and Restated Letter Agreement, dated May 8, 2014, between us and certain of our stockholders and/or (v) the Registration Rights Agreement dated February 24, 2015 between the registrant and Nomis Bay Ltd.

The IRA provides for various registration rights, all as described below:

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Piggyback Registration Rights

If we register any of our securities for public sale, the stockholders with registration rights will have the right to include their shares in the registration statement.  However, this right does not apply to a registration relating to any of our employee benefit plans, the offer and sale of debt securities, or a registration on any registration form that does not include the information required for registration of the shares having piggyback registration rights.  The managing underwriter of any underwritten offering will have the right to limit, due to marketing reasons, the number of shares registered by these holders to 25% of the total shares covered by the registration statement.  The parties to the IRA have waived their respective piggyback rights in connection with the filing of the registration statement relating to this prospectus.

Form S-3 Registration Rights

The holders of shares having registration rights can request that we register all or a portion of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and the aggregate price to the public of the shares offered is at least $2,000,000.  We are required to file no more than one registration statement on Form S-3 upon exercise of these rights in any 12-month period; provided, however, that the filing of the registration statement relating to this prospectus shall not count against such requirement.  We may postpone the filing of a registration statement on Form S-3 for up to 90 days once in a 12-month period if we determine that the filing would be seriously detrimental to us and our stockholders.

Registration Expenses

We will pay all expenses incurred in connection with exercise of demand and piggyback registration rights, except for underwriting discounts and commissions. However, we will not pay for any expenses of any demand registration if the request is subsequently withdrawn by the holders of a majority of the shares requested to be included in such a registration statement, subject to limited exceptions. The expenses associated with exercise of Form S-3 registration rights will be borne pro rata by the holders of the shares registered on such Form S-3.

Expiration of Registration Rights

The registration rights under the IRA described above will expire after February 23, 2017.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association.

Stock Exchange Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “AMRS.”

Anti-Takeover Provisions

See “Anti-Takeover Provisions” for a description of provisions of the Company’s certificate of incorporation and bylaws and Delaware law which may have the effect of delaying, deferring or preventing changes in the Company’s control.

PREFERRED STOCK

As of December 31, 2014, our authorized capital stock included 5,000,000 shares of preferred stock, par value $0.0001 per share.  We are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions.  Our Board of Directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders.  Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock.

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The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC.  To the extent required and applicable, this description will include:

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company; and

•	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company.

The preferred stock offered by this prospectus, when issued, will not have any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

WARRANTS

As of December 31, 2014, we had warrants outstanding to purchase 1,021,087 shares of our common stock.  We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement.  Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

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The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•	the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	any information with respect to book-entry procedures;

•	any anti-dilution provisions of the warrants;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement.  The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture.  We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included.  The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $200,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $200,000,000.  Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the debt securities we issue and the indenture we enter into with the trustee.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required and applicable, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

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•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture.  We may also issue debt securities in bearer form, with or without coupons.  If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units.  If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness, including our credit facilities.  In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Exchange and/or Conversion Rights

We may issue debt securities that can be exchanged for or converted into shares of our common stock or preferred stock.  If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

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Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture.  You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control, or a highly leveraged transaction.  If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness.  We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

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•	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•	immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•	we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

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If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities.  We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

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•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture.  These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1.	to register the transfer or exchange of such debt securities;

2.	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3.	to compensate and indemnify the trustee; or

4.	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

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•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration.  We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities.  You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise.  The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates.  If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

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The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.  If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs.  Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

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 DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

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ANTI-TAKEOVER PROVISIONS

The provisions of Delaware law, our restated certificate of incorporation and our restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Delaware Law

Section 203 of the Delaware General Corporation Law prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the Board of Directors prior to the time that the interested stockholder became an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

If Section 203 applied to us, the restrictions could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, could discourage attempts to acquire us.

A Delaware corporation may “opt out” of the restrictions on business combinations contained in Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares.  We have agreed to opt out of Section 203 through our certificate of incorporation, but our certificate of incorporation contains substantially similar protections to our company and stockholders as those afforded under Section 203, except that we have agreed with Total that it and its affiliates will not be deemed to be “interested stockholders” under such protections.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our restated certificate of incorporation and our restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:

•	Board of Directors Vacancies. Our restated certificate of incorporation and restated bylaws authorize only our Board of Directors to fill vacant directorships. In addition, the number of directors constituting our Board of Directors will be set only by resolution adopted by a majority vote of our entire Board of Directors. These provisions prevent a stockholder from increasing the size of our Board of Directors and gaining control of our Board of Directors by filling the resulting vacancies with its own nominees.

•	Classified Board. Our restated certificate of incorporation and restated bylaws provide that our Board of Directors is classified into three classes of directors. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our Board of Directors, and the prospect of that delay might deter a potential offeror. Pursuant to Delaware law, the directors of a corporation having a classified board may be removed by the stockholders only for cause. In addition, stockholders will not be permitted to cumulate their votes for the election of directors.

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•	Stockholder Action; Special Meeting of Stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Our restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our Board of Directors, the chairman of our Board of Directors, our chief executive officer or our president.

•	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•	Issuance of Undesignated Preferred Stock. Under our restated certificate of incorporation, our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board of Directors. The existence of authorized but unissued shares of preferred stock enables our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

In addition, we have an agreement with Total that, so long as Total holds at least 10% of our voting securities, we are required to notify Total if our Board of Directors seeks to cause the sale of the company or if we receive an offer to acquire us.  In the event of such decision or offer, we are required to provide Total with all information given to an offering party and provide Total with an exclusive negotiating period of 15 business days in the event the Board of Directors authorizes us to solicit offers to buy our company, or five business days in the event that we receive an unsolicited offer to purchase us. These rights of Total may have the effect of delaying, deferring or discouraging another person from acquiring our company.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California.  The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP and Pannell Kerr Forster of Texas, P.C., each an independent registered public accounting firm, given on the authority of each said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the filing requirements of the Securities Exchange Act of 1934, as amended.  Therefore, we file periodic reports, proxy statements and other information with the SEC.  Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus.  We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act) until we terminate this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement.  We hereby incorporate by reference the following documents:

•	our definitive proxy statement for our 2015 Annual Meeting of Stockholders filed with the SEC on April 6, 2015;

•	our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015;

•	our Current Reports on Form 8-K filed on January 15, 2015, January 29, 2015 and February 26, 2015 (two filed on such date); and

•	the description of our common stock contained in our registration statement on Form 8-A filed April 16, 2010, under the Securities Act, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings by writing or telephoning us at the following address and number:

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Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, CA  94608

Attn. Investor Relations

Phone:  +1 (510) 740-7481

Copies of these filings are also available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with the SEC.  The information contained on our website is not a part of this prospectus.

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$15,000,000

Convertible Notes

Shares of Common Stock Issuable Upon Conversion or Repayment of the Notes

Prospectus Supplement

April 17, 2017